EXHIBIT 99.1

Contact:	Phil Gee 480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS MAY TRAFFIC
     TEMPE, Ariz., June 5, 2006 — US Airways Group, Inc. (NYSE: LCC) today reported May and year-to-date traffic results for 2006. For America West operated flights, revenue passenger miles (RPMs) for the month were 2.1 billion, down 4.1 percent from May 2005. Capacity was 2.6 billion available seat miles (ASMs), down 2.6 percent from May 2005. The passenger load factor for May was 80.5 percent versus 81.8 percent in May 2005.
     For US Airways mainline operated flights, RPMs for May 2006 were 3.2 billion, a decrease of 8.2 percent from May 2005. Capacity was 4.1 billion ASMs, down 12.9 percent from May 2005. The passenger load factor for the month of May was 79.9 percent versus 75.9 percent in May 2005.
     “We continued our trend of posting significant year-over-year improvements in unit revenue. On a consolidated basis (mainline and express), our year-over-year passenger revenue per available seat mile increased more than 25 percent during May,” remarked Scott Kirby, executive vice president, sales and marketing.
     Until US Airways operates under one certificate, data for America West and US Airways operated flights will continue to be reported separately. Additionally, US Airways Express consisting of PSA Airlines and Piedmont Airlines will continue to report separate data. US Airways Express also includes data for US Airways’ MidAtlantic division through May 27, 2006. Effective May 27, 2006, the transfer of certain MidAtlantic assets to Republic Airways was complete and Republic assumed the operation of the aircraft as a US Airways Express carrier. US Airways Group, Inc., consisting of America West, US Airways mainline and US Airways Express, combined operational information will also be reported.
     The following summarizes US Airways Group, Inc., America West, US Airways mainline and US Airways Express May and year-to-date results for 2006 and 2005:

Combined US Airways Group

	2006	2005	% Change

REVENUE PSGR MILES (000)	5,556,071	6,016,920	-7.7
Domestic	4,602,527	4,996,687	-7.9
International	953,544	1,020,233	-6.5

AVAILABLE SEAT MILES (000)	6,958,103	7,796,519	-10.8
Domestic	5,703,406	6,460,530	-11.7
International	1,254,697	1,335,989	-6.1

LOAD FACTOR (%)	79.9	77.2	2.7	PTS
ENPLANEMENTS	5,846,429	6,484,566	-9.8

YEAR-TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	25,700,457	27,917,168	-7.9
Domestic	21,499,222	23,433,309	-8.3
International	4,201,235	4,483,859	-6.3

AVAILABLE SEAT MILES (000)	32,982,578	37,116,957	-11.1
Domestic	27,316,301	31,232,265	-12.5
International	5,666,277	5,884,692	-3.7

LOAD FACTOR (%)	77.9	75.2	2.7	PTS
ENPLANEMENTS	27,437,572	30,322,396	-9.5

America West

	2006	2005	% Change

REVENUE PSGR MILES (000)	2,072,122	2,160,491	-4.1
Domestic	2,009,738	2,079,408	-3.4
International	62,384	81,083	-23.1

AVAILABLE SEAT MILES (000)	2,573,202	2,642,129	-2.6
Domestic	2,492,526	2,535,623	-1.7
International	80,676	106,506	-24.3

LOAD FACTOR (%)	80.5	81.8	-1.3	PTS
ENPLANEMENTS	1,841,357	1,944,870	-5.3

YEAR-TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	9,771,181	9,894,994	-1.3
Domestic	9,424,876	9,498,248	-0.8
International	346,305	396,746	-12.7

AVAILABLE SEAT MILES (000)	12,240,794	12,469,526	-1.8
Domestic	11,788,257	11,950,580	-1.4
International	452,537	518,946	-12.8

LOAD FACTOR (%)	79.8	79.4	0.4	PTS
ENPLANEMENTS	8,749,996	8,964,590	-2.4

US Airways Mainline

	2006	2005	% Change

REVENUE PSGR MILES (000)	3,237,068	3,527,367	-8.2
Domestic	2,345,908	2,588,217	-9.4
International	891,160	939,150	-5.1

AVAILABLE SEAT MILES (000)	4,052,105	4,650,222	-12.9
Domestic	2,878,084	3,420,739	-15.9
International	1,174,021	1,229,483	-4.5

LOAD FACTOR (%)	79.9	75.9	4.0	PTS
ENPLANEMENTS	3,199,232	3,663,233	-12.7

YEAR-TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	14,693,663	16,646,217	-11.7
Domestic	10,838,733	12,559,104	-13.7
International	3,854,930	4,087,113	-5.7

AVAILABLE SEAT MILES (000)	18,919,123	22,412,815	-15.6
Domestic	13,705,383	17,047,069	-19.6
International	5,213,740	5,365,746	-2.8

LOAD FACTOR (%)	77.7	74.3	3.4	PTS
ENPLANEMENTS	14,892,440	17,610,289	-15.4

US Airways Express — Piedmont
Airlines, PSA Airlines & US
Airways’ MidAtlantic Division

	2006	2005	% Change

REVENUE PSGR MILES (000)	246,881	329,062	-25.0
Domestic (includes Caribbean)	246,881	329,062	-25.0

AVAILABLE SEAT MILES (000)	332,796	504,168	-34.0
Domestic (includes Caribean)	332,796	504,168	-34.0

LOAD FACTOR (%)	74.2	65.3	8.9	PTS
ENPLANEMENTS (includes Caribbean)	805,840	876,463	-8.1

YEAR-TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	1,235,613	1,375,957	-10.2
Domestic	1,235,613	1,375,957	-10.2

AVAILABLE SEAT MILES (000)	1,822,661	2,234,616	-18.4
Domestic	1,822,661	2,234,616	-18.4

LOAD FACTOR (%)	67.8	61.6	6.2	PTS
ENPLANEMENTS	3,795,136	3,747,517	1.3
Integration Update
     US Airways is also providing a brief update on the integration process between US Airways and America West. Listed below are major accomplishments from the month of May:
•	To date, 34 of 38 common-use airports integrated with the addition of Houston’s George Bush Intercontinental Airport, Newark Liberty International Airport and Minneapolis-St. Paul International Airport.

•	Completed the major milestone of successfully launching the new Web site, usairways.com, which offers increased functionality and is more user friendly. Americawest.com was officially retired.

•	Merged America West’s FlightFund and US Airways’ Dividend Miles to create the new Dividend Miles frequent flyer program. The airline’s frequent flyers now have one consolidated account and program with easier access to earn and redeem miles across the entire route network. Additionally, America West frequent flyers now can access the benefits of the airline’s membership in the Star Alliance.
     America West and US Airways now report combined operational performance numbers to the Department of Transportation. For the month of May 2006, US Airways will report a domestic on-time performance of 80.6 percent and a completion factor of 99.5 percent.
     The airline also updated its investor relations guidance on its Web site. Information updated in June 2006 reflects the airline’s fuel hedge percentage, which is represented in the below table:

	Fuel Hedge Percentage
	Previous	Current
3Q06	38%	40%
4Q06	28%	33%
FY06	38%	39%
     The investor relations update is located in the “About US >> Investor Relations >> Webcasts/Presentations/Updates” section of www.usairways.com. The investor relations update page also includes our fleet plan for 2006 and current cost per available seat mile (CASM) guidance, fuel hedging positions, and estimated capital expenditures for 2006.
     US Airways and America West’s recent merger creates the fifth largest domestic airline employing approximately 35,000 aviation professionals and serving more than 230 destinations. This press release and additional information on US Airways can be found at www.usairways.com. (LCCT)
     US Airways is a member of Star Alliance, which was established in 1997 as the first truly global airline alliance to offer customers worldwide reach and a smooth travel experience. Star Alliance was voted Best Airline Alliance by Skytrax in 2003 and 2005. The members are Air Canada, Air New Zealand, ANA, Asiana Airlines, Austrian, bmi, LOT Polish Airlines, Lufthansa, Scandinavian Airlines, Singapore Airlines, South African Airways, Spanair, SWISS, TAP Portugal, THAI, United, US Airways and VARIG Brazilian Airlines. Regional member carriers Adria Airways (Slovenia), Blue1 (Finland) and Croatia Airlines enhance the global network. Overall, Star Alliance offers more than 15,500 daily flights to 842 destinations in 152 countries.
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the Company), expected fuel costs, the revenue and pricing environment, and expected financial performance. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings and US Airways Group, including future financial and operating results, the combined companies’ plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the

Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the ability of the Company to obtain and maintain any necessary financing for operations and other purposes (including compliance with financial covenants); the ability of the Company to maintain adequate liquidity; the impact of changes in fuel prices; the impact of economic conditions; changes in prevailing interest rates; the ability to attract and retain qualified personnel; the ability of the Company to attract and retain customers; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; labor costs; security-related and insurance costs; weather conditions; government legislation and regulation; relations with unionized employees generally and the impact and outcome of the labor negotiations; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; the impact of the resolution of remaining claims in US Airways Group’s Chapter 11 proceedings; the ability of the Company to fund and execute its business plan following the Chapter 11 proceedings and the merger; and other risks and uncertainties listed from time to time in the companies’ reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly report on Form 10-Q for the quarter ended March 31, 2006 and in the filings of the Company with the SEC, which are available at www.usairways.com.
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